Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                  June 30, 1998
                                  -------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                            $ 1,339,311
  Accounts receivable:
    Customers                                                      1,468,902
    Other                                                            107,746
  Deferred income taxes                                              262,500
  Prepayments                                                         12,049

          Total current assets                                      3,190,508


Other property and investments                                        31,976


          Total Assets                                           $ 3,222,484
                                                                  ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                                $ 3,242,649
  Other                                                             1,362,955
                                                                   ----------

          Total current liabilities                                 4,605,604


Deferred income taxes                                                 136,395


Stockholder's equity:
  Common stock                                                            100
  Capital surplus                                                   4,300,000
  Retained earnings                                               (5,819,615)

      Total stockholder's equity                                  (1,519,515)


          Total Liabilities & Stockholder's Equity                $ 3,222,484


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                                                                     Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                                   (Unaudited)





                                                                    Three Months
                                                                           Ended
                                                                   June 30, 1998


Operating Revenues                                                $ 3,292,342
                                                                   ----------


Other operation and maintenance                                     3,841,594


Operating Loss                                                   (   549,252)

Other income, net                                                      18,134


Earnings Before Income Taxes                                      (  531,118)

  Income tax benefit                                              (  185,892)
                                                                   ----------


Net Loss                                                         $(  345,226)
                                                                   ==========